Exhibit 99.2

Final NEWS RELEASE

Kinetik Issues 2022 Guidance and Announces Capital Allocation Update

MIDLAND/HOUSTON, Feb. 23, 2022 – Kinetik Holdings Inc. (NASDAQ: KNTK) (“Kinetik”, the “Company” or “we”) today provided full year 2022 Guidance.

Highlights

•	Super-system interconnect to be completed in June 2022 allowing for 500 Mmcfpd of bi-directional capacity flow between the legacy Altus Midstream and BCP Raptor systems

•	Upside to original $50 million run-rate EBITDA synergy estimate, including a new gathering and processing agreement with Apache

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Full redemption of the Series A preferred by year end 2022, made possible by Apache, Blackstone and I Squared (“Core Shareholders”) agreeing to reinvest 100% of the 2022 dividends paid on their collective KNTK shares under the previously announced dividend reinvestment plan (“DRIP”)

2022 Guidance & Financial Expectations

Kinetik estimates full year 2022 Adjusted EBITDA between $770 million and $810 million (“2022 Guidance”). The 2022 Guidance includes approximately $25 million of cost synergies that will be realized in 2022. The midpoint of the 2022 Guidance represents a 7% increase over full year 2021 Pro Forma Adjusted EBITDA.

The 2022 Guidance is closely in line with the preliminary 2022 Adjusted EBITDA estimate of $800 million to $850 million that was communicated at the merger announcement in October 2021. This prior estimate included the full $50 million of run-rate EBITDA synergies versus the approximately $25 million of actual expected synergies in 2022, included in our 2022 Guidance.

Key elements for our 2022 Guidance include:

•	Segment allocation is 65% Midstream Logistics and 35% Pipeline Transportation

•	Approximately 85% of gross profit from take-or-pay contracts and current production

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Significant contribution of de-risked gross profit growth from new processing dedications for existing production and full year benefit of new contracts that started in 2021 Kinetik has decided to pull forward integration capital spend into 2022. Additionally, Kinetik estimates annual EBITDA synergies to increase from $25 million in 2022 to over $50 million by 2024.

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The Company estimates 2022 capital expenditures to be between $125 million and $150 million, which includes $55 million of one-time integration capital (almost 60% of total expected integration capital), maintenance capital and important non-recurring ESG and operational related capital expenditures.

Excluding integration capital spend and non-recurring ESG items, total capital expenditures are consistent with our previously communicated range of $50 million to $80 million.

Capital Allocation Update

Following discussions with investors, credit ratings agencies and its Core Shareholders, Kinetik is modifying its 2022 capital allocation targets.

The annual cash dividend for 2022 to all Class A shareholders will remain at $6 per share. Consistent with other peers in the sector, shareholders can expect the first quarter dividend payment to be declared in mid-April and to be paid in mid-May 2022. Going forward, the expected dividend payments dates will be mid-August for the 2nd quarter, mid-November for the 3rd quarter and for the 4th quarter, mid-February of the following year

The Core Shareholders have now agreed to reinvest 100% of their 2022 dividends associated with their Class A and Class C shares in KNTK under the DRIP. This agreement has been recommended by Management and approved by the Audit Committee. As a result, Kinetik expects to redeem the full balance of the Series A Preferred by year end 2022, 12 months earlier than the prior communication at the merger announcement in October 2021.

The accelerated redemption results in approximately $70 million of lower cash payments to preferred unitholders given the impact of the formula for the Series A Preferred redemption price.

Kinetik also anticipates the accelerated Series A Preferred redemption and 100% dividend reinvestment will have a positive impact on the overall pro forma credit ratings for the combined corporate entity.

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With the Series A Preferred anticipated to be redeemed at year end 2022, Management plans to recommend to the Board of Directors a dividend increase of at least 5% beginning in 2023.

The redemption of the Series A Preferred simplifies the overall capital structure, and combined with the proposed dividend increase, reflects Kinetik’s commitment to balance a conservative financial strategy, while maximizing value for shareholders.

Operating Leverage

Jamie Welch, the CEO of Kinetik said, “Kinetik has tremendous operating leverage with 2 Bcfpd of existing processing capacity that supports meaningful volume growth with minimal capital spend. The Company is uniquely positioned to significantly grow, as it sees a call on incremental supply from the Delaware Basin. We believe that our 2022 Guidance is appropriately conservative, and we are highly confident in our ability to execute.”

Welch went on to say, “The system integration is well underway and will unlock significant future operational and financial synergies. We also look forward to seeing Apache’s new development at Alpine High and are pleased to have expanded our Apache relationship with the new 10 year Central Reeves County acreage (DXL) dedication, although the major impact of the DXL dedication and new activity at Alpine High will be reflected in our 2023 financial and volume forecast. Finally, accelerating the redemption of the Series A Preferred and pulling forward the expected dividend increase reflects our commitment to transparent capital allocation.”

Upcoming Conferences, Meetings and Presentations

Kinetik plans to participate at the following upcoming conferences:

•	JP Morgan Global High Yield & Leveraged Finance (In Person) in Miami on Feb 28th

•	Barclays Select Series: Midstream & Clean Infrastructure Corporate Access Days (Virtual) on Mar 1st

•	Morgan Stanley Global Energy and Power (In Person) in New York City on Mar 2nd

•	Truist Corporate Access Group Dinner (In Person) in New York City on Mar 2nd

•	Evercore ISI Elite Energy & Material Summit (Virtual) on Mar 8th – 9th

•	6th Annual Mizuho Energy Summit (Virtual) on Mar 14th – 15th

•	50th Annual Scotia Howard Weil Energy (In Person) in New Orleans on Mar 22nd – 23rd

•	US Capital Advisors in Houston (In Person) on Mar 30th

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Investor Presentation

An updated investor presentation will be available tomorrow morning under Events and Presentations in the Investors section of the Company’s website at www.kinetik.com.

Conference Call and Webcast

Kinetik will host an Investor Update and 2022 Guidance conference call on Thursday, February 24, 2022 at 8:00 am Central Standard Time (9:00 am Eastern Standard Time) to discuss the 2022 Guidance. To participate, individuals should dial (844) 200-6205 (Toll Free), (646) 904-5544 (Domestic) or (929) 526-1599 (International) 15 minutes before the scheduled conference call time and enter participant code 396155. To access a live webcast of the conference call, please visit the Investor Relations section of Kinetik’s website at www.kinetik.com. A replay of the conference call also will be available on the website following the call.

About Kinetik Holdings Inc.

Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. The Company is headquartered in Midland, Texas and has a significant presence in Houston. Kinetik provides comprehensive gathering, transportation, compression, processing, and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s expected benefits of the transactions; and future plans, expectations, and objectives for the Company’s operations, including statements about

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strategy, synergies, and future operations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in Altus’ definitive proxy statement filed with the SEC on January 12, 2022 for a discussion of risk factors related to the transactions between Altus and BCP. Also see Part I, Item 1A “Risk Factors” in Altus’ 2021 Annual Report for a discussion of risk factors related to Altus. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts

Kinetik Media:	(713) 487-4838	Jim Schwartz
Kinetik Investors:	(713) 487-4832	Maddie Wagner

Websites:        www.kinetik.com

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